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                                                                    EXHIBIT 23.3

                  CONSENT OF HAM, LANGSTON & BREZINA, L.L.P.

     We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-4 of Houston American Energy Corp. ("HAEC") of our report dated July 17, 2001 relating to the financial statements of Texas Nevada Oil & Gas Co. We also consent to all references to us in such Prospectus including references to us as an expert.


                                             HAM, LANGSTON & BREZINA, L.L.P.


                                             /s/ Ham, Langston & Brezina, L.L.P.



Houston, Texas

December 14, 2001